Exhibit 99.1

Universal Declares Regular Cash Dividend of 16 Cents per Share

Fort Lauderdale, Fla., April 12, 2023 – Universal Insurance Holdings, Inc. (NYSE: UVE) (“Universal” or the “Company”) announced today that its Board of Directors has declared a quarterly cash dividend of 16 cents per share of common stock, payable May 19, 2023 to shareholders of record as of the close of business on May 12, 2023.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 19 states (primarily Florida). Learn more at universalinsuranceholdings.com.

Investors/Media:
Arash Soleimani, CFA, CPA, CPCU
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com